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       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-3 of our report dated February 23, 1996, included in the Form 10-KSB of Mitcham Industries, Inc. for the year ended January 31, 1996.

/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants
Houston, Texas
October 24, 1996